Exhibit 5.2

2 Wall Street, New York, NY 10005 212-732-3200

November 3, 2021

NextPlay Technologies, Inc.

1560 Sawgrass Corporate Parkway

Suite 130

Sunrise, Florida 33323

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (File No. 333-257457), including all amendments thereto (the “Registration Statement”), filed by NextPlay Technologies, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and declared effective on October 29, 2021. We are rendering this opinion in connection with the prospectus supplement (the “Prospectus Supplement”) dated November 1, 2021, relating to the offering of 18,987,342 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”) and Common Stock Purchase Warrants (the “Warrants”) to purchase up to 14,240,508 shares of the Company’s common stock, par value $0.00001 per share.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein.

We, as your special New York counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion each Warrant to be delivered in accordance with the terms of the Warrant, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that at or prior to the time of the issuance of the Warrants: (i) the Board of Directors of the Company shall have duly established the terms of the Warrants and duly authorized their issuance and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation under the laws of the Nevada; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) each Warrant has been duly authorized, executed and delivered by the Company, and is a valid, binding and enforceable agreement; and (v) there shall not have occurred any change in law affecting the validity or enforceability of the Warrants. We have also assumed that the (i) terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company and (ii) the Warrants will be governed by the laws of the State of New York.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus.

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Carter Ledyard & Milburn LLP

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